Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) is entered into as of April 3, 2019, by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto (including the Replacement Lenders (as defined below)), and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.
Preliminary Statement
WHEREAS, pursuant to the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as heretofore amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”) among the Borrower, the Lenders named therein and the Administrative Agent, the Lenders have agreed to make Loans to the Borrower;
WHEREAS, pursuant to Section 9.02(b) of the Revolving Credit Agreement, the Borrower desires to extend the maturity date of all of the Commitments and Loans and hereby requests such extension on the terms set forth herein;
WHEREAS, the Borrower has also requested that the Lenders party hereto (i) modify the Revolving Credit Agreement to make certain additional changes as more specifically set forth below and (ii) amend and restate Schedule 2.01 to the Revolving Credit Agreement;
WHEREAS, each Lender holding Commitments immediately prior to the Fourth Amendment Closing Date (as defined in Section 5 of this Fourth Amendment) that executes and delivers a signature page to this Fourth Amendment and is listed on Schedule 2.01 hereto hereby agrees to the terms and conditions of this Fourth Amendment (each such Lender that has executed and delivered a signature page to this Amendment on or prior to the Fourth Amendment Closing Date, a “Consenting Lender”);
WHEREAS, each Lender holding Commitments immediately prior to the Fourth Amendment Closing Date that is not a Consenting Lender (each, a “Non-Consenting Lender”) shall assign all of its interests, rights and obligations under the Revolving Credit Agreement with respect to its Commitments to a Replacement Lender pursuant to Section 2.17(b) of the Revolving Credit Agreement and Section 2 of this Fourth Amendment; and
WHEREAS, (i) Citibank, N.A. is acting as a joint lead arranger and joint lead bookrunner and (ii) The Huntington National Bank, Cadence Bank, N.A. and Zions Bankcorporation, N.A. dba Amegy Bank are acting as joint lead arrangers, joint lead bookrunners and co-syndication agents in connection with this Fourth Amendment.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and the Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Revolving Credit Agreement):

Section 1.Amendments to Revolving Credit Agreement. Effective as of the Fourth Amendment Closing Date, the Revolving Credit Agreement is hereby amended as follows:
(a)    The definition of “Maturity Date” as set forth in Section 1.01 of the Revolving Credit Agreement shall be amended and restated in its entirety as follows:
“Maturity Date” means with respect (a) the Tranche A Commitments, the first Business Day following October 1, 2017 and (b) the Tranche B Commitments, the first Business Day following April 3, 2023; provided that if as of the Springing Maturity Date, any Parent Notes remain outstanding and have a stated maturity date that will not occur later than 180 days after the Maturity Date with respect to the Tranche B Commitments, then the Maturity Date with respect to the Tranche B Commitments shall be the Springing Maturity Date.
(b)    The definition of “Parent Notes” as set forth in Section 1.01 of the Revolving Credit Agreement shall be amended and restated in its entirety as follows:
“Parent Notes” means the 10.500% Senior Notes due 2022 issued by Parent and NRP Finance Corporation, as such Senior Notes are amended, amended and restated, supplemented, exchanged, refinanced, or otherwise modified from time to time.
(c)    The definition of “Tranche B Commitment” as set forth in Section 1.01 of the Revolving Credit Agreement shall be amended and restated in its entirety as follows:
“Tranche B Commitment” means, with respect to each Tranche B Revolving Lender, the commitment of such Tranche B Revolving Lender to make Tranche B Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Tranche B Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.18, and (c) reduced or increased from time to time pursuant to assignments by or to such Tranche B Revolving Lender pursuant to Section 9.04 and “Tranche B Commitments” means the aggregate amount of the Tranche B Commitments of all the Tranche B Revolving Lenders. Each Tranche B Revolving Lender’s Tranche B Commitment as of the Fourth Amendment Closing Date, and after giving effect to the reduction in Tranche B Commitments to occur on the Fourth Amendment Closing Date, is set forth on Schedule 2.01, or in the Assignment and Assumption or Commitment Increase Agreement pursuant to which such Tranche B Revolving Lender shall have assumed or incurred its Tranche B Commitment, as applicable. The aggregate amount of the Tranche B Revolving Lenders’ Tranche B Commitments as of the Fourth Amendment Closing Date, and after giving effect to the reduction in Tranche B Commitments to occur on the Fourth Amendment Closing Date, is $88,000,000.
(d)    Section 1.01 of the Revolving Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:
“Fourth Amendment Closing Date” means April 3, 2019.
“LIBOR Successor Rate” has the meaning assigned to such term in Section 2.12.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
“Springing Maturity Date” means 180 days prior to the stated maturity date of the Parent Notes then outstanding.
(e)    The following language is hereby added to the Revolving Credit Agreement as a new Section 1.05:
“SECTION 1.05.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligations or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”
(f)    Section 2.12 of the Revolving Credit Agreement is hereby amended and restated in its entirety as set forth below:
“SECTION 2.12    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that:
(a)    adequate and reasonable means do not exist for ascertaining ICE LIBOR or the LIBO Rate, as applicable, for any requested Interest Period, including, without limitation, because the LIBO Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)    the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which ICE LIBOR or the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace ICE LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of ICE LIBOR (any such proposed rate, a “LIBOR Successor Rate”), together with any LIBOR Successor Rate Conforming Changes; provided that the LIBOR Successor Rate shall not be less than 0.00%. Notwithstanding anything to the contrary in Section 9.02, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising at least the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended, (to the extent of the affected Eurodollar Loans or Interest Periods).  Upon receipt of such notice, the Borrower may revoke any pending request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.”

(g)    Section 2.18(a) of the Revolving Credit Agreement is hereby amended by (i) deleting “at least $25,000,000” therein and inserting in lieu thereof “at least $10,000,000” and (ii) deleting “exceed $50,000,000” therein and inserting in lieu thereof “exceed $62,000,000”.
(h)    Schedule 2.01 to the Revolving Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto.
Section 2.    Assignments; Reallocations of Loans and Commitments. Pursuant to Section 2.17 of the Revolving Credit Agreement, effective upon the Fourth Amendment Closing Date, (a) each Non-Consenting Lender shall be deemed to have assigned its Tranche B Revolving Loans and Tranche B Commitments to one or more other financial institutions party hereto (including any existing Lenders, the “Replacement Lenders”) such that immediately after giving effect to such assignments, the Tranche B Commitment of each Replacement Lender shall be the amount set forth opposite such Replacement Lender’s name on Schedule 2.01 attached hereto, (b) each Replacement Lender shall become, or shall continue to be, a Lender under the Revolving Credit Agreement, (c) each Replacement Lender shall have advanced or be deemed to have advanced new Tranche B Revolving Loans, which shall be disbursed or be deemed to be disbursed to the Administrative Agent and used to repay Tranche B Revolving Loans outstanding to the Non-Consenting Lenders, (d) each Replacement Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage set forth on Schedule 2.01 attached hereto and (e) the Administrative Agent; each Issuing Bank, each Replacement Lender and each Non-Consenting Lender consents to the assignments described in clause (a) of this Section 2; provided that, for the avoidance of doubt, each Non-Consenting Lender shall automatically cease to be a Lender on the Fourth Amendment Effective Date.
Section 3.    Representations True; No Default. On the Fourth Amendment Closing Date, Borrower represents and warrants that:
(a)    this Fourth Amendment has been duly authorized, executed and delivered on its behalf; the Revolving Credit Agreement, as amended by this Fourth Amendment, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)    the representations and warranties of Borrower contained in Article III of the Revolving Credit Agreement, as amended by this Fourth Amendment, are true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Fourth Amendment Closing Date as though made on and as of the Fourth Amendment Closing Date, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date; and
(c)    after giving effect to this Fourth Amendment, no Default or Event of Default under the Revolving Credit Agreement has occurred and is continuing.
Section 4.    Expenses. To the extent invoiced reasonably in advance of the Fourth Amendment Closing Date, the Borrower shall pay to the Administrative Agent all reasonable out of pocket expenses incurred in connection with the execution of this Fourth Amendment and any amounts outstanding pursuant to Section 9.03 of the Revolving Credit Agreement, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.
Section 5.    Effectiveness. This Fourth Amendment shall become effective on the first date (the “Fourth Amendment Closing Date”) on which each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received:
(i)    duly executed and completed counterparts hereof that bear the signature of the Borrower and the Guarantors,
(ii)    a duly executed and completed counterpart hereof that bears the signature of the Administrative Agent;
(iii)    duly executed and completed counterparts hereof that bear the signature of each Issuing Bank; and
(iv)    duly executed and completed counterparts hereof that bear the signatures of the Consenting Lenders and the Replacement Lenders, which shall constitute all of the Lenders immediately after giving effect to the assignments described in Section 2 hereof.
(b)    Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents, as amended by this Fourth Amendment, shall be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Fourth Amendment Closing Date, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date.
(c)    After giving effect to this Fourth Amendment, no Default or Event of Default under the Revolving Credit Agreement has occurred and is continuing.
(d)    The Administrative Agent shall have received a certificate, dated as of the Fourth Amendment Closing Date and signed by the President, a Vice President or a Financial Officer of

the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of this Section 5.
(e)    The Administrative Agent shall have received from the Borrower the fees required to be paid on the Fourth Amendment Closing Date pursuant to that certain engagement letter dated as of March 29, 2019 (the “Engagement Letter”), among the Borrower and Citibank, N.A., including an upfront fee equal to 0.50% of the aggregate amount of the Tranche B Commitments on Schedule 2.01 hereto, payable to the Administrative Agent for the benefit of the Consenting Lenders and the Replacement Lenders on a pro rata basis based on each such Lender’s Tranche B Commitment.
(f)    The Administrative Agent shall have received the customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Fourth Amendment Closing Date) of Vinson & Elkins LLP, New York counsel for the Loan Parties, relating to the Loan Parties, this Fourth Amendment and any other matters as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(g)    All expenses due to the Administrative Agent and the Lenders (including pursuant to Section 4 of this Fourth Amendment) shall have been received.
(h)    The Administrative Agent shall have received a notice of reduction of the Tranche B Commitments from the Borrower pursuant to Section 2.07(d) of the Revolving Credit Agreement; it being understood that the Administrative Agent and the Lenders hereby waive the requirement that such notice be delivered at least three Business Days prior to the effective date thereof.
(i)    The Administrative Agent, the Consenting Lenders and the Replacement Lenders shall have received all requested documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and 31 C.F.R. § 1010.230, to the extent that such documentation is requested at least two (2) Business Days prior to the Fourth Amendment Closing Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Closing Date upon the satisfaction or waiver of all of the foregoing conditions, and such notice will be conclusive and binding.
Section 6.    Reaffirmation. The Borrower hereby confirms and agrees that, notwithstanding the effectiveness of this Fourth Amendment, each Loan Document to which the Borrower is a party to, and the obligations of the Borrower contained in the Revolving Credit Agreement, this Fourth Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Fourth Amendment. For greater certainty and without limiting the foregoing, the Borrower hereby confirms the existing security interests granted by the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations of the Loan Parties under the Revolving Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 7.    Miscellaneous Provisions.
(a)    From and after the Fourth Amendment Closing Date, the Revolving Credit Agreement will be deemed to be amended and modified as herein provided, and except as so amended and modified the Revolving Credit Agreement will continue in full force and effect. This Fourth Amendment shall constitute a Loan Document for all purposes under the Revolving Credit Agreement and each of the other Loan Documents.
(b)    The Revolving Credit Agreement and this Fourth Amendment will be read and construed as one and the same instrument.
(c)    Any reference in any of the Loan Documents to the Revolving Credit Agreement will be a reference to the Revolving Credit Agreement as amended by this Fourth Amendment.
(d)    This Fourth Amendment will be construed in accordance with and governed by the laws of the State of New York and of the United States of America.
(e)    This Fourth Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which will be deemed an original but all of which together will constitute one and the same instrument.
(f)    The headings herein will be accorded no significance in interpreting this Fourth Amendment.
Section 8.    Binding Effect. This Fourth Amendment is binding upon and will inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, except that neither the Borrower nor any Lender will not have the right to assign its rights hereunder or any interest herein except in accordance with the terms of the Revolving Credit Agreement.
Section 9.    Final Agreement of the Parties. This Fourth Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements with respect to the matters covered by this Fourth Amendment. There are no unwritten oral agreements between the parties hereto with respect to the matters covered by this Fourth Amendment.
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IN WITNESS WHEREOF, the following parties have caused this Fourth Amendment to be executed by their respective duly authorized officers.

NRP (OPERATING) LLC,
a Delaware limited liability company

By:	/s/ Christopher J. Zolas
Name: Christopher J. Zolas
Title: Chief Financial Officer & Treasurer

Signature Page to Fourth Amendment

CITIBANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Akshay Kulkarni
Name: Akshay Kulkarni
Title: Director and Vice President

Signature Page to Fourth Amendment

THE HUNTINGTON NATIONAL BANK:

By:	/s/ Phil Andresen
Name: Phil Andresen
Title: Vice President

Signature Page to Fourth Amendment

CADENCE BANK, NA:

By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Executive Vice President

Signature Page to Fourth Amendment

[LENDER]: ZIONS BANCORPORATION, N.A. DBA AMEGY BANK

By:	/s/ John Moffitt
Name: John Moffitt
Title: Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

Signature Page to Fourth Amendment

THE FIRST BANK AND TRUST COMPANY:

By:	/s/ Hugh Ferguson
Name: Hugh Ferguson
Title: Senior Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

Signature Page to Fourth Amendment

Acknowledged and agreed solely for purposes of Section 2:

Wells Fargo Bank, N.A., as a Non-Consenting Lender:

By:	/s/ Stephanie Micua
Name: Stephanie Micua
Title: Senior Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

Signature Page to Fourth Amendment

Acknowledged and agreed solely for purposes of Section 2:

BRANCH BANKING AND TRUST COMPANY
[LENDER], as a Non-Consenting Lender:

By:	/s/ Max N Greer III
Name: Max N Greer III
Title: Senior Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

Signature Page to Fourth Amendment

Acknowledged and agreed solely for purposes of Section 2:

COMERICA BANK, as a Non-Consenting Lender:

By:	/s/ Gary Culbertson
Name: Gary Culbertson
Title: Vice President

Signature Page to Fourth Amendment

Acknowledged and agreed solely for purposes of Section 2:

BANK OF AMERICA, N.A.
[LENDER], as a Non-Consenting Lender:

By:	/s/ JoAnn Vasquez
Name: JoAnn Vasquez
Title: Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

Signature Page to Fourth Amendment

ACKNOWLEDGMENT OF GUARANTORS
Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this Fourth Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all Obligations, including without limitation the payment and performance of all Loans now or hereafter existing under or in respect of the Revolving Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranty Agreements to cover all Obligations evidenced by the Revolving Credit Agreement as same has been created, amended and/or restated by or in connection with this Fourth Amendment) and its grant of security interests pursuant to the Security Agreement and the other Collateral Documents are reaffirmed and remain in full force and effect after giving effect to this Fourth Amendment. The Guaranty Agreements and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this Fourth Amendment and the other Loan Documents to which it is a party or otherwise bound, as amended hereby, are true, correct and complete in all material respects on and as of the Fourth Amendment Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date. Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty Agreement and the other Loan Documents to which each applicable Guarantor is a party.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this Fourth Amendment, such Guarantor is not required by the terms of the Revolving Credit Agreement, this Fourth Amendment or any other Loan Document to consent to the amendments of the Revolving Credit Agreement effected pursuant to this Fourth Amendment; and (ii) nothing in the Revolving Credit Agreement, this Fourth Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Revolving Credit Agreement.

ACIN LLC
DEEPWATER TRANSPORTATION LLC
GATLING MINERAL, LLC
HOD LLC
INDEPENDENCE LAND COMPANY, LLC
LITTLE RIVER TRANSPORT, LLC
RIVERVISTA MINING, LLC
SHEPARD BOONE COAL COMPANY LLC
WBRD LLC
WILLIAMSON TRANSPORT, LLC
WPP LLC
NRP TRONA LLC,
as Guarantors

By:	NRP (Operating) LLC, as sole Member
of each of the above named Guarantors

By:	/s/ Christopher J. Zolas
Name: Christopher J. Zolas
Title: Chief Financial Officer & Treasurer

SCHEDULE 2.01

Lender	Tranche B Commitment	Applicable Percentage
Citibank, N.A.	$25,000,000	28.409091%
The Huntington National Bank	$20,000,000	22.727273%
Cadence Bank, N.A.	$20,000,000	22.727273%
Zions Bankcorporation, N.A. dba Amegy Bank	$20,000,000	22.727273%
The First Bank and Trust Company	$3,000,000	3.409090%
Total	$88,000,000	100.000000000%